                            SCHEDULE 14A INFORMATION
                    Proxy Statement Pursuant to Section 14(a)
                     Of the Securities Exchange Act of 1934
                               (Amendment No.____)

Filed by the Registrant |X|
Filed by a Party other than the Registrant |_|

Check the appropriate box:
     |_| Preliminary Proxy Statement
     |_| Confidential, for Use of the Commission Only (as permitted by Rule
         14a-6(e)(2)
     |X| Definitive Proxy Statement
     |_| Definitive Additional Materials
     |_| Soliciting Material Pursuant to ss.240.14a-11(c) or ss.240.14a-12

                               ASTA FUNDING, INC.
   ---------------------------------------------------------------------------
                (Name of Registrant as Specified in Its Charter)
  ----------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

|X|     No fee required.

|_|     Fee computed on table below per Exchange Act Rules 14a-6(I)(4) and 0-11.

        (1)  Title of each class of securities to which transaction applies:
             --------------------------------------------------------------

        (2)  Aggregate number of securities to which transaction applies:
             --------------------------------------------------------------

        (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):
               --------------------------------------------------------------

        (4)  Proposed maximum aggregate value of transaction:
             --------------------------------------------------------------

        (5)  Total fee paid:

|_|     Fee paid previously with preliminary materials.

|_| Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11 (a) (2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

         (1)      Amount Previously Paid:
                  ------------------------------------------------------------

         (2)      Form Schedule or Registration Statement No:
                  ------------------------------------------------------------

         (3)      Filing Party:
                  ------------------------------------------------------------

         (4)      Date Filed:
                  ------------------------------------------------------------

                               ASTA FUNDING, INC.
                               210 SYLVAN AVENUE
                       ENGLEWOOD CLIFFS, NEW JERSEY 07632



Dear Stockholder:

         On behalf of the Board of Directors, you are cordially invited to attend the Annual Meeting of Stockholders (the "Meeting") of Asta Funding, Inc. (the "Company") to be held at the Radisson Hotel, 401 South Van Brunt Street, Englewood, New Jersey, on May 1, 2002 at 12:00 p.m..

         The enclosed Notice of Meeting and the accompanying Proxy Statement describe the business to be conducted at the Meeting. I am also pleased to enclose a copy of the Company's 2001 Annual Report, which contains certain information regarding the Company and its results for the fiscal year ended September 30, 2001.

         It is important that your shares of Common Stock be represented and voted at the Meeting. Accordingly, regardless of whether you plan to attend the Meeting in person, please complete, date, sign and return the enclosed proxy card in the envelope provided, which requires no postage if mailed in the United States. Even if you return a signed proxy card, you may still attend the Meeting and vote your shares in person. Every stockholder's vote is important, whether you own a few shares or many.

         I look forward to seeing you at the Meeting.


                                          Sincerely,

                                          /s/ Gary Stern

                                          Gary Stern
                                          President and Chief Executive Officer

Dated:   March 29, 2002

                               ASTA FUNDING, INC.
                               210 SYLVAN AVENUE
                       ENGLEWOOD CLIFFS, NEW JERSEY 07632

                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

                                 March 29, 2002

         The Annual Meeting of Stockholders (the "Meeting") of Asta Funding, Inc. (the "Company") will be held at the Radisson Hotel, 401 South Van Brunt Street, Englewood, New Jersey, on May 1, 2002 at 12:00 p.m. to consider and act upon the following:

         1.       The election of nine directors.

         2. A proposal to amend the Company's Certificate of Incorporation to increase the number of authorized shares of Common Stock from 10,000,000 shares to 30,000,000 shares.

         3. A proposal to amend the Company's Certificate of Incorporation to create a new class of "blank check" preferred stock, $.01 par value per share, consisting of 5,000,000 shares.

         4.       A proposal to approve the Company's 2002 Stock Option Plan.

         5. The ratification of the appointment of Richard A. Eisner & Company, LLP as the Company's independent public accountants for 2002.

         6. The transaction of such other business as may properly come before the Meeting or any adjournments or postponements thereof.

         Only holders of record of the Company's Common Stock, par value $.01 per share, at the close of business on March 8, 2002 will be entitled to vote at the Meeting. A complete list of those stockholders will be open to examination by any stockholder, for any purpose germane to the Meeting, during ordinary business hours at the Company's executive offices at 210 Sylvan Avenue, Englewood Cliffs, New Jersey 07632 for a period of ten days prior to the Meeting.


                                     BY ORDER OF THE BOARD OF DIRECTORS

                                     /s/ Mitchell Herman

                                     Mitchell Herman, Secretary

WHETHER OR NOT YOU PLAN TO ATTEND THE MEETING, MANAGEMENT URGES YOU TO COMPLETE, DATE, SIGN AND MAIL THE ENCLOSED PROXY AS PROMPTLY AS POSSIBLE IN THE ENCLOSED ENVELOPE. YOU MAY REVOKE THE PROXY AT ANY TIME PRIOR TO ITS EXERCISE.

Dated:  March 29, 2002

                               ASTA FUNDING, INC.
                               210 SYLVAN AVENUE
                       ENGLEWOOD CLIFFS, NEW JERSEY 07632

           -----------------------------------------------------------


                         ANNUAL MEETING OF STOCKHOLDERS

                                   May 1, 2002
           -----------------------------------------------------------


                                 PROXY STATEMENT


         The enclosed proxy is solicited by the Board of Directors of Asta Funding, Inc. (the "Company") for use at the Annual Meeting of Stockholders to be held at the Radisson Hotel, 401 South Van Brunt Street, Englewood, New Jersey on May 1, 2002 at 12:00 p.m., and at any adjournments or postponements thereof (the "Meeting") for the purposes set forth in the accompanying Notice of Annual Meeting of Stockholders. A stockholder giving a proxy has the right to revoke it by giving written notice of such revocation to the Secretary of the Company at any time before it is voted, by submitting to the Company a duly-executed, later-dated proxy or by voting the shares subject to such proxy by written ballot at the Meeting. The presence at the Meeting of a stockholder who has given a proxy does not revoke such proxy unless such stockholder files the aforementioned notice of revocation or votes by written ballot.

         This Proxy Statement and the enclosed form of proxy are first being mailed to stockholders on or about April 1, 2002. All shares represented by valid proxies pursuant to this solicitation (and not revoked before they are exercised) will be voted as specified in the proxy. If a proxy is signed but no specification is given, the shares will be voted "FOR" Proposals 1, 2, 3, 4 and 5 (to elect the Board of Directors' nominees to the Board of Directors, to amend the Company's Certificate of Incorporation to increase the number of authorized shares of Common Stock to 30,000,000 shares, to amend the Company's Certificate of Incorporation to create a new class of "blank check" preferred stock consisting of 5,000,000 shares, to approve the Company's 2002 Stock Option Plan and to ratify the appointment of Richard A. Eisner & Company, LLP, as the Company's independent public accountants for 2002).

         The solicitation of proxies may be made by directors, officers and regular employees of the Company or any of its subsidiaries by mail, telephone, facsimile or telegraph or in person without additional compensation payable with respect thereto. Arrangements will be made with brokerage houses and other custodians, nominees and fiduciaries to forward proxy-soliciting material to the beneficial owners of stock held of record by such persons, and the Company will reimburse them for reasonable out-of-pocket expenses incurred by them in so doing. All costs relating to the solicitation of proxies will be borne by the Company.

                 VOTING SECURITIES AND PRINCIPAL HOLDERS THEREOF

         Only holders of shares of the Company's Common Stock, par value $.01 per share ("Common Stock"), of record on the close of business on March 8, 2002 (the "Record Date"), are entitled to vote at the Meeting. On the Record Date, the Company had outstanding 4,045,130 shares of Common Stock. Each holder of Common Stock will have the right to one vote for each share standing in such holder's name on the books of the Company as of the close of business on the Record Date with respect to each of the matters considered at the Meeting. There are no cumulative voting rights with respect to the election of Directors. Holders of the Common Stock will not have any dissenters' rights of appraisal in connection with any of the matters to be voted on at the Meeting.

         The presence in person or by proxy of the holders of shares entitled to cast a majority of the votes of all shares entitled to vote will constitute a quorum for purposes of conducting business at the Meeting. Assuming that a quorum is present, (i) directors will be elected by a plurality of the votes cast, (ii) approval of the proposal to amend the Company's Certificate of Incorporation to increase the number of shares of Common Stock and to create a new class of "blank check" preferred stock that the Company will be authorized to issue will require the affirmative vote of holders of a majority of the shares of Common Stock outstanding on the Record Date and (iii) approval of the proposal to approve the Company's 2002 Stock Option Plan and the ratification of the Company's auditors will require the affirmative vote of a majority of the votes cast with respect to such proposals. Stockholders vote at the Meeting by casting ballots (in person or by proxy), which are tabulated, by a person or persons appointed by the Board of Directors before the Meeting to serve as inspector or inspectors of election at the Meeting. For purposes of determining the votes cast with respect to any matter presented for consideration at the Meeting, only those votes cast "for" or "against" are included. Pursuant to Delaware corporate law, abstentions and broker non-votes are counted only for the purpose of determining whether a quorum is present and will have the same effect as a negative vote for purposes of determining whether holders of a majority of the outstanding shares of the Company's Common Stock have approved the proposed amendments to the Company's Certificate of Incorporation and will have no effect upon the election of directors, upon the approval of the Company's 2002 Stock Option Plan, the ratification of the Company's auditors or any other matters (other than the proposed amendments to the Company's Certificate of Incorporation) submitted to the stockholders at the Meeting.


                        SECURITY OWNERSHIP OF MANAGEMENT

         The following table sets forth information as of March 8, 2002 with respect to beneficial ownership of the Company's Common Stock by (i) each director and executive officer, (ii) each person known by the Company to own beneficially more than five percent of the Company's outstanding Common Stock, and (iii) all directors and executive officers as a group. Unless otherwise indicated, the address of each such person is c/o Asta Funding, Inc., 210 Sylvan Avenue, Englewood Cliffs, New Jersey 07632. All persons listed have sole voting and investment power with respect to their shares unless otherwise indicated.


                  Name and Address                           Number of Shares              Percentage of Shares
                 of Beneficial Owner                      Beneficially Owned (1)          Beneficially Owned (%)
                 -------------------                      ----------------------          ----------------------
Arthur Stern.......................................               601,408(2)                       14.6%

Gary Stern.........................................             1,703,523(3)                       40.3

Martin Fife
25 Central Park West, #21J
New York, New York 10023...........................               175,870(4)                        4.3

Mitchell Herman....................................               114,174(5)                        2.8

Herman Badillo
909 Third Avenue
New York, New York 10022...........................                25,834(6)                          *

Edward Celano
1133 Avenue of the Americas
New York, New York  10036..........................                22,500(7)                          *

General Buster Glosson
c/o Eagle Limited
301 S. Tryon Street, Suite 200
Charlotte, North Carolina 28282....................                22,500(8)                          *

Harvey Leibowitz
c/o Sterling National Bank
500 Seventh Avenue
New York, New York 10018 ..........................                28,334(9)                          *

Michael Feinsod
c/o Infinity Capital, LLC
767 Third Avenue, 16th Floor
New York, New York 10017...........................                 1,000(10)                         *

Barbara Marburger
9 Locust Hollow Road
Monsey, New York 10952.............................               459,013(11)                      11.3

All executive officers and directors as a group
(9 persons)                                                     2,695,143(12)                      61.1%


----------------
*Less than 1%

(1) Any shares of Common Stock that any person named above has the right to acquire within 60 days of March 8, 2002 is deemed to be outstanding for purposes of calculating the ownership percentage of such person, but is not deemed to be outstanding for purposes of calculating the beneficial ownership percentage of any other person.

(2) Includes 82,167 shares of Common Stock issuable upon exercise of options that are exercisable within 60 days of March 8, 2002 and 107,271 shares of Common Stock owned by Asta Group, Incorporated ("Group") which shares are attributable to Arthur Stern based on his percentage ownership of Group. Excludes 36,333 shares of Common Stock issuable upon exercise of options that are not exercisable within 60 days of March 8, 2002.

(3) Includes 180,000 shares of Common Stock issuable upon exercise of options that are exercisable within 60 days of March 8, 2002, 339,426 shares of Common Stock owned by Gary Stern as custodian for his minor children and 142,761 shares of Common Stock owned by Group, which shares are attributable to Gary Stern based on his percentage ownership of Group. Excludes 103,000 shares of Common Stock issuable upon exercise of options that are not exercisable within 60 days of March 8, 2002.

(4) Includes 52,500 shares of Common Stock issuable upon exercise of options that are exercisable within 60 days of March 8, 2002. Excludes 3,000 shares of Common Stock issuable upon exercise of options that are not exercisable within 60 days of March 8, 2002.

(5) Includes 22,000 shares of Common Stock issuable upon exercise of options that are exercisable within 60 days of March 8, 2002 and 8,500 shares of Common Stock owned by Mitchell Herman as custodian for his minor child. Excludes 3,000 shares of Common Stock issuable upon exercise of options that are not exercisable within 60 days of March 8, 2002.

(6) Represents 25,834 shares of Common Stock issuable upon exercise of options that are exercisable within 60 days of March 8, 2002. Excludes 9,666 shares of Common Stock issuable upon exercise of options that are not exercisable within 60 days of March 8, 2002.

(7) Represents 22,500 shares of Common Stock issuable upon exercise of options that are exercisable within 60 days of March 8, 2002. Excludes 3,000 shares of Common Stock issuable upon exercise of options that are not exercisable within 60 days of March 8, 2002.

(8) Represents 22,500 shares of Common Stock issuable upon exercise of options that are exercisable within 60 days of March 8, 2002. Excludes 3,000 shares of Common Stock issuable upon exercise of options that are not exercisable within 60 days of March 8, 2002.

(9) Includes 5,834 shares of Common Stock issuable upon exercise of options exercisable within 60 days of March 8, 2002. Excludes 9,666 shares of Common Stock issuable upon exercise of options that are not exercisable within 60 days of March 8, 2002.

(10) Includes 400 shares of Common Stock owned by Michael Feinsod as custodian for his minor child. Excludes 3,000 shares of Common Stock issuable upon exercise of options that are not exercisable within 60 days of March 8, 2002.

(11) Includes 211,098 shares of Common stock owned by Barbara Marburger as custodian for her minor children and 35,448 shares of Common Stock owned by Group, which shares are attributable to Barbara Marburger based on her percentage ownership of Group. Barbara Marburger is the daughter of Arthur Stern and the sister of Gary Stern.

(12) Includes 366,673 shares of Common Stock issuable upon exercise of options that are exercisable within 60 days of March 8, 2002. Excludes 173,665 shares of Common Stock issuable upon exercise of options that are not exercisable within 60 days of March 8, 2002.


                                  PROPOSAL ONE

                              ELECTION OF DIRECTORS

         In accordance with the Company's Certificate of Incorporation and Bylaws, the number of directors of the Company has been set by the Board of Directors at nine. At the Meeting, nine directors will be elected by the stockholders to serve until the next annual meeting of stockholders and until their successors are duly elected and qualified.

         All nine nominees are currently directors. Each person named herein as a nominee for director has consented to serve, and it is not contemplated that any nominee would be unable to serve, as a director. However, if a nominee is unable to serve as a director, a substitute will be selected by the Board of Directors and all proxies eligible to be voted for the Board of Directors' nominees will be voted for such other person.

      The following sets forth certain information relating to the nine nominees for election to the Board of Directors:


                      Name                             Age                      Position
-------------------------------------------------- ------------ -----------------------------------------
Arthur Stern..................................         80       Chairman of the Board

Gary Stern....................................         49       Director,  President and Chief Executive
                                                                Officer

Mitchell Herman ..............................         43       Director,  Secretary and Chief Financial
                                                                Officer

Martin D. Fife (1)............................         74       Director

Herman Badillo (2)............................         72       Director

Edward Celano.................................         62       Director

General Buster Glosson (1)....................         58       Director

Harvey Leibowitz (1)(2).......................         69       Director

Michael Feinsod (2)...........................         30       Director


-----------------------
(1)  Member of Audit Committee
(2)  Member of Compensation Committee

         Arthur Stern has been a Director and has served as Chairman of the Board of Directors of the Company since the Company's inception in July 1994. Since 1963, Mr. Stern has been President of Asta Group, Incorporated, a consumer finance company ("Group"). In such capacities, he has obtained substantial experience in distressed consumer credit analysis and receivables collections.

         Gary Stern has been a director and the President and Chief Executive Officer of the Company since the Company's inception in July 1994. Mr. Stern has been Vice President, Secretary, Treasurer and a director of Group since 1980 and held other positions with Group prior thereto. In such capacities, he has obtained experience in distressed consumer credit analysis and receivables collections.

         Mitchell Herman has been a director of the Company since September 1995. He has been the Chief Financial Officer of the Company since the Company's inception in July 1994 and the Chief Financial Officer of Group since May 1994. From September 1993 to May 1994, he was a manager with Paul Abrams & Co., a certified public accounting firm. From September 1990 to September 1993, Mr. Herman was a senior accountant with Shapiro & Lieberman, a certified public accounting firm. Mr. Herman is a certified public accountant.

         Martin D. Fife has been a director of the Company since September 1995. He was formerly the Chairman of the Board of Directors and Chief Executive Officer of Skysat Communications Network Corporation, a public company engaged in the research and development and production of unmanned aircraft systems for applications in the telecommunications industry. He is also a Director for ten Dreyfus mutual funds and a Trustee for three Dreyfus funds. Since 1988, Mr. Fife has been a director of Projectavision, Inc., a public company engaged in the development of solid-state projection television and related video display technology. Since November 1996, he has been Chairman of the Board of Directors of Magar Inc., a company specializing in the marketing of financial products and the development of early-stage companies.

         Herman Badillo has been a director of the Company since September 1995. He has been a member of Fischbein, Badillo, Wagner & Harding, a law firm located in New York City, for more than five years. He has formerly served as Special Counsel to the Mayor of New York City for Fiscal Oversight of Education and as a member of the Mayor's Advisory Committee on the Judiciary. Mr. Badillo served as a United States Congressman from 1971 to 1978 and Deputy Mayor of New York City from 1978 to 1979.

         Edward Celano has been a director of the Company since September 1995. Mr. Celano has served as a consultant to M.R. Weiser & Co. since March 2001. He was formally an Executive Vice President of Atlantic Bank from May 1996 to February 2001. Prior to May 1996, Mr. Celano was a Senior vice President of NatWest Bank after having held different positions at the bank for over 20 years.

         General Buster Glosson has been a director of the Company since September 1995. He has served as the President of Eagle Limited, a venture capital and consulting firm, since September 1994. He served as an officer in the United States Air Force from 1965 until he retired in September 1994. From June 1992 to September 1994, he was Deputy Chief of Staff for Plans and Operations for the United States Air Force. From May 1991 to May 1992, General Glosson was Legislative Liaison and Director of the Air Force Issues Team. From August 1990 to May 1991, he commanded the 14th Air Division and was a Director of Campaign Plans for U.S. Central Command Air Forces, Ryadh, Saudi Arabia.

         Harvey Leibowitz has been a director of the Company since March 2000. Mr. Leibowitz has served as a Senior Vice President of Sterling National Bank since June 1994. Prior to June 1994, Mr. Leibowitz was employed as a Senior Vice President and Vice President of several banks and financial institutions since 1963.

         Michael Feinsod has been a director of the Company since March 2001. Mr. Feinsod has been a Managing Member of Infinity Capital, LLC, an investment partnership, since January 1999. He was formerly an investment analyst and portfolio manager with Mark Boyar & Company, Inc. from June 1997 to January 1999.

         Arthur Stern is the father of Gary Stern. There are no other family relationships among directors or officers of the Company.

                         BOARD ORGANIZATION AND MEETINGS

         During the fiscal year ended September 30, 2001 the Board of Directors held three meetings and acted six times by unanimous consent, the Audit Committee held two meetings and the Compensation Committee held one meeting. During the 2001 fiscal year, each member of the Board of Directors, with the exception of General Buster Glosson, attended at least 75% of all meetings of the Board of Directors and committees of the Board of Directors of which such director was a member. There are two standing committees of the Board of Directors, each of which is described below. The Company discontinued the Executive and Nominating Committees during the last fiscal year.

         Audit Committee. The Audit Committee consists of Harvey Leibowitz (the Chairman), Martin Fife and General Buster Glosson. The Audit Committee is empowered by the Board of Directors to review the Company's financial books and records in consultation with the accounting staff of the Company and its independent auditors and to review with the accounting staff and independent auditors any questions raised with respect to accounting and auditing policies and procedures.

         Compensation Committee. The Compensation Committee consists of Herman Badillo (the Chairman), Michael Feinsod and Harvey Leibowitz. The Compensation Committee is empowered by the Board of Directors to review the executive compensation of the Company's officers and directors and to recommend any changes in compensation to the full Board of Directors.

         Audit Committee Charter. The Audit Committee has adopted a charter which was attached as Appendix A to the Company's Proxy Statement filed with the Securities and Exchange Commission (the "SEC") on January 25, 2001.

         Independence of Audit Committee Members. The Company's securities are listed on the Nasdaq National Market and are governed by its listing standards. All members of the Audit Committee have been determined to be independent pursuant to Rule 4200(a)(15) of the National Association of Securities Dealers' listing standards.

         Audit Committee Report. In connection with the preparation and filing of the Company's Annual Report on Form 10-KSB, as amended, for the fiscal year ended September 30, 2001:

         (1) The Audit Committee reviewed and discussed the audited financial statements with the Company's management.

         (2) The Audit Committee discussed with the Company's independent auditors the matters required to be discussed by SAS 61, as may be modified or supplemented.

         (3) The Audit Committee received and reviewed the written disclosures and the letter from the Company's independent auditors required by the Independence Standards Board Standard No. 1 (Independence Discussions with Audit Committees), as may be modified or supplemented, and discussed with the Company's independent auditors any relationships that may impact their objectivity and independence and satisfied itself as to the auditors' independence.

         Based on the review and discussions referred to above, the Audit Committee recommended to the Board that the audited financial statements be included in the 2001 Annual Report on Form 10-KSB, as amended.

                            Audit Committee Members:

                           Harvey Leibowitz (Chairman)
                                   Martin Fife
                             General Buster Glosson

         The foregoing report of the Audit Committee is not to be deemed "soliciting material" or deemed to be filed with the SEC or subject to Regulation 14A of the Securities Exchange Act of 1934, except to the extent specifically requested by the Company or incorporated by reference in documents otherwise filed.

         Audit Fees. The Company was billed $49,700 for the audit of the Company's annual financial statements for the year ended September 30, 2001 and for the review of the financial statements included in the Company's Quarterly Reports on Form 10-QSB filed during fiscal 2001.

         Financial Information Systems Design Implementation Fees. The Company was not billed for and did not receive any professional services described in Paragraph (c)(4)(ii) of Rule 2-01 of the SEC's Regulation S-X (in general, information technology services) from the Company's principal accountant during the year ended September 30, 2001.

         All Other Fees. The Company was not billed for and did not receive any non-audit services (other than the non-audit services described above) from the Company's principal accountant during the year ended September 30, 2001.

         Other Matters. The Audit Committee of the Board of Directors has considered whether the provision of information technology services and other non-audit services is compatible with maintaining the independence of the Company's principal accountant.

         Of the time expended by the Company's principal accountant to audit the Company's financial statements for the fiscal year ended September 30, 2001, less than 50% of such time involved work performed by persons other than the principal accountant's full-time, permanent employees.

                            COMPENSATION OF DIRECTORS

      Directors who are employees of the Company do not receive additional compensation for serving as directors. Each director who is not an employee of the Company receives a fee of $10,000 per year. The Company reimburses each director for the expenses incurred in connection with attendance at such meetings.

      On March 9, 2001, the Company granted non-qualified stock options covering 10,000 shares of Common Stock each to Herman Badillo and Harvey Leibowitz at an exercise price of $6.375 per share. One-third of such options became exercisable on March 9, 2002, and the remaining options will become exercisable in equal installments on March 9, 2003 and 2004. On November 14, 2001, the Company granted non-qualified stock options covering 3,000 shares of Common Stock to each of the directors of the Company, including Herman Badillo and Harvey Leibowitz, at an exercise price of $11.92 per share. The options become exercisable in equal installments on November 14, 2002, 2003 and 2004.

                             EXECUTIVE COMPENSATION

         The following table summarizes certain information relating to the compensation paid or accrued by the Company for services rendered during the fiscal years ended September 30, 2001, 2000 and 1999 with respect to the Company's Chief Executive Officer and each other executive officer whose total annual salary and bonus are $100,000 or more:


                           SUMMARY COMPENSATION TABLE


                                                                                            Long-Term
                                                                                           Compensation
                                                   Annual Compensation                      Awards (1)
                                       ----------------------------------------------     --------------
                                                                                            Securities       All Other
Name and                                                               Other Annual         Underlying         Compen-
Principal                                                              Compensation        Options/SARs        sation
Position                  Year         Salary ($)       Bonus ($)           ($)                (2)             ($)(3)
--------                  ----         ----------       --------            ---                ---             ------

Gary Stern
   President and          2001          300,000          200,000              -                  -              1,604
   Chief Executive        2000          175,000          100,000              -               150,000           1,591
   Officer                1999          151,250          100,000              -               100,000           1,794

Mitchell Herman
   Chief                  2001          175,000          100,000              -                  -               694
   Financial              2000          145,000           87,500              -                  -               686
   Officer                1999          125,000           25,000              -                15,000            753

Arthur Stern              2001          225,000           50,000              -                  -                -
   Chairman               2000          112,500             -                 -                50,000             -


(1) The Company did not grant any stock appreciation rights, restricted stock awards or make any long-term incentive plan payout during the fiscal years ended September 30, 2001, 2000 or 1999.

(2) Comprised solely of incentive stock options and non-qualified stock options granted under the Company's 1995 Stock Option Plan. See "1995 Stock Option Plan".

(3)  Includes insurance premium amounts paid by the Company.

Employment Agreements

         Each of Gary Stern and Mitchell Herman has entered into an employment agreement (the "Employment Agreements") with the Company, which commenced on October 1, 2001 and will continue until September 30, 2004.

         The Employment Agreements provide for base annual salaries of $325,000 and $200,000 for Messrs. Stern and Herman, respectively, effective October 1, 2001. Each of Messrs. Stern and Herman may be granted annual bonuses in the discretion of the Board of Directors. If Messrs. Stern's or Herman's employment with the Company is terminated for "Disability", "Cause" (as such terms are defined in the Employment Agreements) or upon death, the Company will pay either Messrs. Stern or Herman or each of their respective estates, as the case may be, the base annual salary and other benefits under the Employment Agreement through the date of termination of employment. If Messrs. Stern's or Herman's employment with the Company is terminated "Without Cause" (as such term is defined in the Employment Agreements), the Company will pay either Messrs. Stern or Herman or each of their respective estates, as the case may be, the base annual salary and other benefits under the Employment Agreement for the earlier of 18 months after the date of termination of employment or until such time such employee becomes a full-time employee of another employer.

         Each of the Employment Agreements contains certain non-competition covenants and confidentiality provisions. During the term of the Employment Agreements and for a period of 12 months after the date of termination of the Employment Agreements, or for such period as the Company will continue to pay Messrs. Stern or Herman, as the case may be, their base salary and other benefits if the Company terminates their employment "Without Cause", Messrs. Stern and Herman, as the case may be, will not, in any geographic area in which the Company does business as of the date of termination of such Employment Agreement, directly or indirectly, compete with or be engaged in the same business as the Company or its subsidiaries.

                               STOCK OPTION PLANS

1995 Stock Option Plan

         The 1995 Stock Option Plan was adopted in order to attract and retain qualified directors, officers and employees of the Company. The following description does not purport to be complete and is qualified in its entirety by reference to the full text of the 1995 Stock Option Plan.

         The 1995 Stock Option Plan authorizes the granting of incentive stock options (as defined in Section 422 of the Internal Revenue Code of 1986, as amended (the "Code") and non-qualified stock options to eligible employees of the Company, including officers and directors of the Company (whether or not employees) and consultants of the Company.

         The Company has 920,000 shares of Common Stock authorized for issuance under the 1995 Stock Option Plan and 246,000 shares remain available as of March 8, 2002. As of March 8, 2002, approximately 45 of the Company's employees were eligible to participate in the 1995 Stock Option Plan. Future grants under the 1995 Stock Option Plan have not yet been determined. No option will vest more than ten years from the date of grant and no option may be granted after September 14, 2005.

2002 Stock Option Plan

         On March 5, 2002, the Board of Directors adopted the Company's 2002 Stock Option Plan. For a description of the Company's 2002 Stock Option Plan see "Proposal Four - Approval of the 2002 Stock Option Plan".

         The following tables summarize certain information relating to the grant of options to purchase Common Stock to the executive officers named in the Summary Compensation Table.


                    OPTION/SAR GRANTS IN LAST FISCAL YEAR (1)


                                             Individual Grants

                       Number of                Total
                      Securities             Options/SARs
                      Underlying              Granted to           Exercise of
                      Options/SARs           Employees in           Base Price      Expiration
Name                  Granted (#)             Fiscal Year             ($/Sh)           Date
----                  ------------           --------------        ------------     -----------
Gary Stern                -                         -                    -                 -

Mitchell Herman           -                         -                    -                 -

Arthur Stern              -                         -                    -                 -


(1) The Company did not grant any stock options or stock appreciation rights to its executive officers in fiscal 2001.


               AGGREGATED OPTION/SAR EXERCISE IN LAST FISCAL YEAR
                        AND FY-END OPTION/SAR VALUES (1)



                                                        Number of Securities        Value of Unexercised In-
                                                       Underlying Unexercised               The Money
                                                       Options/SARs at FY-End        Options/SARs at FY-End
                                                               (#)(1)                        ($)(3)
                                                     ------------------------------------ ----------------------------------
                     Shares
                     Acquired on      Value
Name                 Exercise (#)     Realized ($)     Exercisable     Unexercisable      Exercisable      Unexercisable
-------------------- ------------    --------------    -----------     --------------     -----------      -------------
Gary Stern               ---              ---            180,000         100,000           $1,210,300      $  466,000

Mitchell Herman       23,000(2)      $  161,000           22,000               -           $  124,895               -

Arthur Stern             ---              ---             82,167          33,333              504,273      $  155,332


(1) The Company did not grant any stock appreciation rights.

(2) Mitchell Herman exercised 23,000 options in 2001 at an exercise price of
$5.00

(3) In accordance with SEC rules, values are calculated by subtracting the exercise price from the fair market value of the underlying Common Stock. For purposes of this table, fair market value is deemed to be $9.91, the fair market value of a share of Common Stock on September 28, 2001 (presumed to equal the last reported sale price of the Common Stock as reported on the Nasdaq National Market on such date).

        COMPLIANCE WITH SECTION 16 OF THE SECURITIES EXCHANGE ACT OF 1934

         Section 16(a) of the Securities Exchange Act of 1934 requires the Company's directors, executive officers and persons holding more than 10% of a registered class of the equity securities of the Company to file with the SEC and to provide the Company with initial reports of ownership, reports of changes in ownership and annual reports of ownership of Common Stock and other equity securities of the Company. Based solely upon a review of such reports furnished to the Company, the Company believes that all such Section 16(a) reporting requirements were timely fulfilled during the fiscal year ended September 30, 2001, except that a report of Form 3 reporting the election of Michael Feinsod to the Company's Board of Directors in March 2001 was filed in January 2002 and reports on Form 4s reporting gifts of shares of Common Stock of the Company by Arthur Stern in December 2000 and January 2001 and by Gary Stern in February 2000 were filed in March 2002. Sales of shares of the Company's Common Stock made by Messrs. Fife and Celano in June 2001 and August 2001, respectively, will be reported on each of their Form 4s to be filed in March 2002. In addition, stock option grants made to Messrs. Badillo and Leibowitz in March 2001 were also reported on each of their Form 4s filed in January 2002.

                       CERTAIN RELATED PARTY TRANSACTIONS

         From time to time Group makes advances to the Company. During the year ended September 30, 2001, Group advanced approximately $958,000 to the Company and its subsidiaries. At September 30, 2001, approximately $10,000 was outstanding. During the fiscal year ended September 30, 2001, Group charged the Company approximately $57,000 for interest expense on the advance made to the Company during the fiscal year.

         The Company subleases its offices located in Englewood Cliffs, New Jersey, from a wholly-owned subsidiary of Group. The term of the sublease expires on July 31, 2005, and calls for current rent payments of $10,975 per month. The terms of the sublease are substantially similar to the terms of the underlying lease between the subsidiary of Group and the lessor.

         Group charged the Company approximately $15,000 during the fiscal years ended September 30, 2000 for insurance.

         The Company has employment agreements with certain of its executive officers. See "Executive Compensation - Employment Agreements".

In the future, transactions with officers, directors and affiliates of the Company are anticipated to be minimal and will be approved by a majority of the Board of Directors, including a majority of the disinterested members of the Board of Directors, and will be made on terms no less favorable to the Company than could be obtained from unaffiliated third parties.


         THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR THE NOMINEES TO THE BOARD OF DIRECTORS DESCRIBED ABOVE IN PROPOSAL ONE.

                                  PROPOSAL TWO

            APPROVAL OF AN AMENDMENT TO THE COMPANY'S CERTIFICATE OF
             INCORPORATION TO INCREASE THE AUTHORIZED COMMON STOCK

General

         On March 5, 2002, the Board of Directors voted to propose and recommend approval of an amendment to the Company's Certificate of Incorporation to increase the aggregate number of authorized shares of Common Stock from 10,000,000 shares to 30,000,000 shares (the "Common Stock Amendment") and directed that the Common Stock Amendment be submitted to the stockholders at the Meeting. The Certificate of Incorporation presently authorizes the issuance of 10,000,000 shares of Common Stock. The Common Stock Amendment would increase the authorized number of shares of Common Stock to 30,000,000 shares. The Company is also submitting a proposal to the stockholders to approve an amendment to the Company's Certificate of Incorporation to create a new class of authorized blank check preferred stock consisting of 5,000,000 shares of preferred stock. See "Proposal Three - Approval of Amendment to the Certificate of Incorporation to Create a New Class of Authorized Blank Check Preferred Stock".

Vote Required

         The affirmative vote of the holders of a majority of the outstanding shares of Common Stock on the Record Date is required to approve the Common Stock Amendment.

Proposed Amendment

         If the Common Stock Amendment is approved and the Preferred Stock Amendment (as described in "Proposal Three - Approval of Amendment to the Certificate of Incorporation to Create a New Class of Authorized Blank Check Preferred Stock") is approved, the text of the first two paragraphs and Section A of the Fourth Article of the Company's Certificate of Incorporation would read in its entirety as follows:

                  "The total number of shares of all classes of capital stock which the Corporation has the authority to issue is 35,000,000 shares, consisting of 30,000,000 shares of Common Stock, par value $.01 per share (the "Common Stock"), and 5,000,000 shares of Preferred Stock, par value $.01 per share (the "Preferred Stock").

                  The following is a statement of the relative powers, designations, preferences, special rights, privileges, qualifications, limitations, restrictions and other matters pertaining to the Common Stock and the Preferred Stock.

                  A.       Common Stock.

                  (1) General. All shares of Common Stock will be identical and will entitle the holders thereof to the same rights and privileges. The voting, dividend, liquidation and other rights of the holders of the Common Stock are subject to, and qualified by, the rights of the holders of the Preferred Stock, if any.

                  (2) Voting. The holders of Common Stock will be entitled to one vote per share on all matters to be voted by the Corporation's stockholders, except as otherwise required by law. Except as provided by law or this Certificate of Incorporation, holders of Common Stock shall vote together with the holders of Preferred Stock as a single class on all matters. There shall be no cumulative voting.

                  (3) Dividends. Dividends may be declared and paid on the Common Stock from funds lawfully available therefor if, as and when determined by the Board of Directors in its sole discretion, subject to provisions of law, the provisions of this Certificate of Incorporation, and the relative rights and preferences of any shares of Preferred Stock authorized and issued hereunder.

                  (4) Liquidation. In the event of any liquidation, dissolution or winding up of the affairs of the Corporation, the holders of the Common Stock shall be entitled, subject to the rights and preferences, if any, of any holders of shares of Preferred Stock authorized and issued hereunder, to share, ratably in proportion to the number of shares of Common Stock held by them, in the remaining assets of the Corporation available for distribution to its stockholders."

         In the event the stockholders approve the Common Stock Amendment and not the Preferred Stock Amendment, references to Preferred Stock above will be deleted and the number of authorized shares of capital stock of the Company will be adjusted.

General Effect of the Proposed Amendment and Reasons for Approval

         Of the Company's 10,000,000 authorized shares of Common Stock, 4,045,130 shares were issued and outstanding as of March 8, 2002. At that date, the Company had also reserved for issuance a total of 1,297,338 additional shares of Common Stock issuable upon the exercise of options under the Company's stock option plans, consisting of:

         o outstanding options to purchase 551,338 shares under the 1995 Stock Option Plan, of which options covering 361,502 shares were exercisable as of March 8, 2002;

         o 246,000 shares available for future awards after March 8, 2002 under the 1995 Stock Option Plan; and

         o 500,000 shares available for future awards under the Company's 2002 Stock Option Plan, approval of which is being requested at the Meeting. See "Proposal Four - Approval of the Asta Funding, Inc. 2002 Stock Option Plan".

         The Board of Directors also believes that the Common Stock Amendment is advisable in order to have additional shares available for potential acquisitions, to maintain the Company's financing and capital-raising flexibility, to have shares available for use for employee benefit plans and other corporate purposes.

         As of the date of this Proxy Statement, there are no present agreements or arrangements for the issuance of any of the additional shares that would be authorized by the Common Stock Amendment.

         Adoption of the Common Stock Amendment would enable the Board of Directors from time to time to issue additional shares of Common Stock for such purposes and such consideration as the Board of Directors may approve without further approval of the Company's stockholders, except as may be required by law or the rules of the Nasdaq National Market or any national securities exchange on which the shares of Common Stock are at the time listed. The proposed increase in the number of authorized shares of Common Stock is not intended to prevent or impede a change in control of the Company. Further the Company is not aware of any current effort to acquire control of the Company. However, the issuance of additional shares of Common Stock could have the effect of delaying, deferring or preventing a change of control of the Company and may discourage bids for the Common Stock at a premium over the prevailing market price. In addition, the issuance of additional shares of Common Stock could also have a dilutive effect on earnings per share and on the equity and voting power of existing holders of Common Stock.

         There are no preemptive rights with respect to the Common Stock. The additional authorized shares of Common Stock would have the identical powers and rights as the shares now authorized. Under Delaware law, stockholders will not have any dissenter's or appraisal rights in connection with the Common Stock Amendment. If the Common Stock Amendment is approved by the stockholders, it will become effective upon the Company's executing, acknowledging and filing a Certificate of Amendment required by the General Corporation Law of the State of Delaware.


         THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR THE APPROVAL OF THE AMENDMENT TO THE COMPANY'S CERTIFICATE OF INCORPORATION DESCRIBED ABOVE IN PROPOSAL TWO.

                                 PROPOSAL THREE

            APPROVAL OF AN AMENDMENT TO THE COMPANY'S CERTIFICATE OF
               INCORPORATION TO CREATE A NEW CLASS OF AUTHORIZED
                           BLANK CHECK PREFERRED STOCK


General

         On March 5, 2002, the Board of Directors also voted to propose and recommend approval of an amendment to the Company's Certificate of Incorporation to increase the authorized capital stock of the Company and to create a new class of authorized blank check preferred stock, $.01 par value per share (the "Preferred Stock"), consisting of 5,000,000 shares of Preferred Stock (the "Preferred Stock Amendment") and directed that the Preferred Stock Amendment be submitted to the Stockholders at the Meeting.

Vote Required

         The affirmative vote of the holders of a majority of the outstanding shares of Common Stock on the Record Date is required to approve the Preferred Stock Amendment.

Description of New Class of Preferred Stock

         The Preferred Stock would have such preferences, voting powers, qualifications, and special or relative rights or privileges as the Board of Directors may designate for each series thereof issued from time to time. Upon issuance, subject to the Company's Certificate of Incorporation, the Preferred Stock could rank senior to the Common Stock, as the Board of Directors may determine. The Board of Directors, without any further action by the stockholders, would be able to issue the Preferred Stock for such purposes and for such consideration as it may determine.

Proposed Amendment

         If the Preferred Stock Amendment is also approved, the text of the Fourth Article of the Company's Certificate of Incorporation would be further amended by the addition of Section B, and Section B would read in its entirety as follows:

         "B.      Preferred Stock.

         The Board of Directors is authorized to issue the Preferred Stock from time to time in one or more classes or series thereof, each such class or series to have voting powers (if any), conversion (if any), designations, preferences and relating, participating, optional or other special rights, and such qualifications, limitations or restrictions thereof, as shall be determined by the Board of Directors and stated and expressed in a resolution or resolutions thereof providing for the issuance of such Preferred Stock."

General Effect of the Proposed Amendment and Reasons for Approval

         The Board of Directors believes it is in the Company's best interests to create the Preferred Stock. The Board of Directors believes that the creation of the Preferred Stock enhances the Company's flexibility in connection with possible future actions, such as financings, mergers, acquisitions or other corporate purposes. The Board of Directors also believes that the creation of the Preferred Stock will better position the Company to consider and respond to future business opportunities and needs. By approving the creation of the Preferred Stock, the Company will be able to issue the Preferred Stock without the expense and delay of a special stockholders' meeting.

         If this proposal is adopted, upon the filing of a certificate of amendment to the Company's Certificate of Incorporation, the Board of Directors will be authorized to issue the Preferred Stock, from time to time, in one or more series, with such preferences, voting powers, qualifications, and special or relative rights or privileges as the Board of Directors, subject to limitations, may determine. The shares of Preferred Stock would be available for issuance without any further action by the stockholders, subject to limitations. The proposed creation of the Preferred Stock is not intended to prevent or impede a change in control of the Company. Further, the Company is not aware of any current effort to acquire control of the Company. However, the issuance of the Preferred Stock could be used to create voting impediments and to make it more difficult for persons seeking to effect a merger or otherwise gain control of the Company. The issuance of the Preferred Stock could affect the holders of Common Stock by, among other ways, restricting dividends payable on Common Stock, diluting the voting power of Common Stock and limiting the ability of the holders of Common Stock to participate in any liquidation of the Company.

         Under Delaware law, stockholders will not have any dissenter's or appraisal rights in connection with the Preferred Stock Amendment. If the Preferred Stock Amendment is approved by the stockholders, it will become effective upon the Company's executing, acknowledging and filing a Certificate of Amendment required by the General Corporation Law of the State of Delaware.

         THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR THE APPROVAL OF THE AMENDMENT TO THE COMPANY'S CERTIFICATE OF INCORPORATION DESCRIBED ABOVE IN PROPOSAL THREE.


                                 PROPOSAL FOUR

           APPROVAL OF THE ASTA FUNDING, INC. 2002 STOCK OPTION PLAN

         On March 5, 2002, the Board of Directors adopted the Asta Funding, Inc. 2002 Stock Option Plan (the "2002 Plan"). The Company's existing 1995 Stock Option Plan (the "1995 Plan"), as amended, reserved 920,000 shares of the Company's Common Stock for issuance thereunder. As of March 8, 2002, approximately 246,000 shares remained available for issuance under the 1995 Plan. Approval of the 2002 Plan is intended to ensure that the Company can continue to provide stock options and other performance incentives at levels determined appropriate by the Board of Directors. The following is a brief description of the material features of the 2002 Plan. Such description is qualified in its entirety by reference to the 2002 Plan, a copy of which is set forth in Exhibit A to this Proxy Statement.

Purpose

         The purpose of the 2002 Plan is to provide long-term incentives to select employees, officers, consultants and directors of the Company to encourage them to devote their abilities and industry to the success of the Company.

Shares and Incentives Available Under the 2002 Plan

         The 2002 Plan provides for grants of stock options. An aggregate of 500,000 shares of Common Stock are authorized for issuance under the 2002 Plan, which amount will be adjusted proportionately in the event of a merger or similar transaction or certain changes in the Company's capitalization. Such shares may be treasury shares or newly issued shares or a combination thereof. As of March 8, 2002, the closing sale price per share of the Common Stock on the Nasdaq National Market was $14.61.

Eligibility

         The persons eligible to receive awards under the 2002 Plan are those persons who are, or who have agreed to become, officers, directors or employees of the Company or consultants or advisors to the Company. The Company estimates that, as of March 8, 2002, there were approximately 45 individuals eligible to participate in the 2002 Plan. Future grants under the 2002 Plan have not yet been determined.

Determination of Eligibility; Administration of the 2002 Plan

         The 2002 Plan is administered by the Board of Directors or a committee (the "Plan Committee") appointed by the Board of Directors. The Plan Committee, if any, must consist of at least two outside directors of the Company. The 2002 Plan provides that the Board of Directors or Plan Committee has full discretion and authority to (i) select eligible persons to receive awards; (ii) determine the type, number, and terms and conditions of awards to be granted and the number of shares of Common Stock to which awards will relate; (iii) specify times at which awards may be exercised or settled (including associated performance conditions), set other terms and conditions of awards, and prescribe forms of award agreements; (iv) construe, interpret and specify rules and regulations relating to the 2002 Plan; and (v) make all other determinations that may be necessary or advisable for the administration of the 2002 Plan.

         Any action of the Board of Directors or Plan Committee is final, conclusive and binding on all parties, including the Company, its stockholders and its employees. The 2002 Plan provides that members of the Board of Directors or Plan Committee will not be liable for any act or determination taken or made in good faith in their capacities as such members and will be fully indemnified by the Company with respect to such acts and determinations.

Types of Awards

         The Board of Directors or Plan Committee is authorized to grant stock options to employees, consultants, advisors, and directors of the Company. The Board of Directors or Plan Committee may grant incentive stock options ("ISOs"), as defined under section 422 of the Internal Revenue Code of 1986, as amended (the "Code"), which can result in potentially favorable tax treatment. ISOs may be granted only to employees. The Board of Directors or Plan Committee also may grant non-qualified stock options.

         The terms and conditions governing stock options granted under the 2002 Plan will be set forth in a written agreement (the "Option Agreement").

         The exercise price of an ISO will be not less than the fair market value of a share of Common Stock on the date of grant, except that it will be not less than 110% of the fair market value on the date of grant with respect to ISO grants to a "10-Percent Shareholder," as that term is defined by Code ss. 422(b)(5), pursuant to Code ss. 422(c)(5). The exercise price of a non-qualified stock option may be less than the fair market value of a share of Common Stock on the date of grant. If options are granted with exercise prices below fair market value, however, deductions for compensation attributable to the exercise of such options could be limited by Code ss. 162(m). See "Compensation Deduction Limitation." The term "fair market value" on any date means the closing sales price per share on such date on the Nasdaq National Market or such other exchange or market on which the Common Stock is traded or listed.

         The aggregate fair market value, determined at the time of grant, of the shares of Common Stock with respect to which ISOs are exercisable for the first time by an optionee during any calendar year may not exceed $100,000.

         The maximum term of each option, the times at which each option will be exercisable, and the vesting schedule, if any, associated with a stock option grant generally are fixed by the Board of Directors or Plan Committee; except that no option may have a term exceeding ten years, or five years in the case of an ISO granted to a 10-Percent Shareholder. Unless otherwise provided in the Option Agreement or accelerated as a result of a "Change in Control" (see "-- Acceleration of Vesting; Change in Control"), options will become fully vested and exercisable with respect to 33.3% of the underlying shares of Common Stock on the first, second and third anniversary of the date of grant, provided that the optionee continues to be employed by or is otherwise in the service of the Company on such anniversary date.

         Options may be exercised by providing written notice to the Secretary of the Company, specifying the number of shares to be purchased. The notice must be accompanied by payment for such shares and any other document or thing required pursuant to the terms of the applicable Option Agreement. In the discretion of the Board of Directors or Plan Committee, payment may be made, in cash or shares of Common Stock, or using cashless exercise procedures approved by the Board of Directors or Plan Committee.

Transferability of Awards

         Grants of stock options and other awards are generally not transferable except by will or by the laws of descent and distribution, or to a designated beneficiary upon the participant's death, except that the Board of Directors or Plan Committee may, in its discretion, permit inter vivos transfers for estate planning or other purposes, subject to any applicable restrictions imposed by federal securities laws.


Award Limitations

         Subject to the restrictions pertaining to ISOs (see "Types of Awards:
Stock Options"), the maximum number of options that an individual may receive in any fiscal year may not exceed 75,000 shares.

Acceleration of Vesting; Change in Control

         The Board of Directors or Plan Committee may, in its discretion, accelerate the exercisability or the expiration of deferral or vesting periods of any award or grant. Vesting will occur automatically in the case of a "Change in Control" of the Company, as defined briefly below, with respect to all options outstanding on the date of a Change in Control. If, following a Change in Control, the service of an employee terminates, each option that was exercisable on the date of termination will remain exercisable until the expiration of the option's term or the first anniversary of termination, whichever comes first.

         A Change in Control includes the acquisition by a "person," within the meaning of Sections 13(d) or 14(d) of the Securities Exchange Act of 1934, as amended, of beneficial ownership of at least 50% of the outstanding Common Stock or the combined voting power of the Company's then outstanding voting securities. A Change in Control also occurs when the current members of the Board of Directors cease for any reason to constitute a majority of the members of the Board of Directors (subject to certain exceptions). In addition, the consummation of (i) a merger, consolidation or reorganization with or into the Company or in which the securities of the Company are issued, which merger, consolidation or reorganization does not constitute a "Non-Control Transaction" (as defined in the 2002 Plan); (ii) a complete liquidation or dissolution of the Company; or (iii) the sale or other disposition of all or substantially all of the assets of the Company, each constitute a Change in Control.

         The 2002 Plan also provides that if an employee or consultant is terminated without cause before a Change in Control, but the termination either was at the request of a party interested in acquiring the Company or arose in connection with or in anticipation of a Change in Control, the vesting rules described above will apply to that individual. For this purpose, "cause" generally means, unless otherwise provided in the Option Agreement, intentional failure to perform assigned duties, dishonesty or willful misconduct, involvement in a transaction for personal profit that is adverse to the interests of the Company or any of its subsidiaries, or willful violation of laws and regulations.

Effect of Termination of Employment

         Except as otherwise provided herein (see "Acceleration of Vesting:
Change in Control") or as otherwise provided in the Option Agreement, (i) in the event that a participant's employment or service with the Company is terminated for "cause" (as defined above), any outstanding options and awards of such participant will be forfeited immediately; (ii) in the event that a participant's employment or service with the Company terminates due to death or disability, all options of such participant will lapse unless exercised, to the extent exercisable at the date of termination, within one year following the date of such termination; and (iii) in the event that a participant's employment or service with the Company terminates for any other reason, all options of such participant will lapse unless exercised, to the extent exercisable at the date of termination, within the earlier of ninety days following the date of such termination or the expiration date of such options.

Amendment, Suspension or Termination of the 2002 Plan

         The 2002 Plan will terminate on the day preceding the tenth anniversary of its adoption. Prior to that date, the Board of Directors may amend, modify, suspend or terminate the Plan, subject to stockholder approval when required by law. No amendment, modification, suspension or termination may affect adversely the rights of participants under any outstanding awards or grants of options without their consent.

Federal Income Tax Consequences of Option Awards

         The following is a brief description of the federal income tax consequences generally arising with respect to the grant of options pursuant to the 2002 Plan. This summary is based on the Code, regulations, rulings and decisions now in effect, all of which are subject to change by legislation, administrative action or judicial decision. This discussion is intended for the information of stockholders considering how to vote at the Annual Meeting and not as tax guidance to individuals who participate in the 2002 Plan.

         ISOs

         In general, an optionee granted an ISO will not recognize taxable income upon the grant or the exercise of the ISO (assuming the ISO continues to qualify as such at the time of exercise). The excess of the fair market value of shares of Common Stock received upon exercise of the ISO over the exercise price is, however, a tax preference item for the purpose of computing the alternative minimum tax. The optionee's "tax basis" in the shares of Common Stock acquired upon exercise of the ISO generally will be equal to the exercise price paid by the optionee, except in a case in which the optionee pays the exercise price by delivery of shares of Common Stock otherwise owned by the optionee (as discussed below).

         If the shares acquired upon the exercise of an ISO ("ISO Shares") are held by the optionee for a minimum of at least two years after the date of grant and one year after the date of exercise, the optionee will recognize long-term capital gain or loss upon the sale of the ISO Shares equal to the amount realized upon such sale minus the optionee's tax basis in the shares, and such optionee will not recognize any taxable ordinary income with respect to the ISO. As a general rule, if an optionee disposes of the shares acquired through exercise of an ISO before satisfying both holding period requirements (a "disqualifying disposition"), then the employee will be deemed to receive ordinary income in the taxable year in which the disqualifying disposition occurs. The amount of the ordinary income will be equal to the lesser of (i) the difference between the fair market value of the shares at the time of exercise and the exercise price; and (ii) the excess of the amount realized over the optionee's tax basis. (The excess, if any, of the sale price over fair market value at the time of exercise would be taxed as capital gain, long-term or short-term, as the case may be.) Certain transactions are not considered disqualifying dispositions, including certain exchanges or transfers in connection with the optionee's death, transfers by an insolvent individual to a bankruptcy or insolvency trustee, and pledges and hypothecations of an optionee's ISO Shares.

         Non-Qualified Stock Options

         In general, an optionee granted a non-qualified stock option will not recognize taxable income upon the grant of the non-qualified stock option. Upon the exercise of the non-qualified stock option (including an option intended to be an ISO that has not continued to so qualify at the time of exercise), the optionee generally will recognize taxable ordinary income in an amount equal to the fair market value of the shares at the time of exercise minus the exercise price, and the optionee will have a tax basis in the shares equal to the fair market value of the shares at the time of exercise. A subsequent sale of the shares by the optionee generally will result in short-term or long-term capital gain or loss equal to the sale price of such shares minus the optionee's tax basis in such shares.

         In the event that an optionee forfeits an unexercised ISO or non-qualified stock option (or portion of such option), the optionee will not recognize a loss for federal income tax purposes.

         Compensation Deduction Limitation

         Code ss. 162(m) generally disallows a public company's tax deduction for compensation paid to the Chief Executive Officer, or to the other four most highly compensated officers, in excess of $1.0 million in any tax year. Compensation that qualifies as "performance-based compensation" is excluded from the $1.0 million deductibility cap, if various requirements are satisfied. The Company intends that options under the 2002 Plan (other than non-qualified stock options with respect to which the exercise price is less than the fair market value of the shares subject to such options on the date of grant) qualify as "performance-based compensation," so that such awards will not be subject to the deductibility cap.

         Withholding

         Employees or other persons receiving shares under the 2002 Plan will be required to pay to the Company the federal, state, and local tax amount, if any, that the Company is required to withhold with respect to such shares.

         The affirmative vote of a majority of the votes cast at the meeting by the stockholders entitled to vote thereat is required to adopt this proposal.


         THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR THE APPROVAL OF THE COMPANY'S 2002 PLAN DESCRIBED ABOVE IN PROPOSAL FOUR.


                                  PROPOSAL FIVE

                            RATIFICATION OF AUDITORS

         The Board of Directors has appointed Richard A. Eisner & Company, LLP as the Company's independent public accountants for the fiscal year ending September 30, 2002. Richard A. Eisner & Company, LLP served as the Company's independent public accountants for the fiscal year ended September 30, 2001. Although the appointment of independent public accountants is not required to be approved by stockholders, the Board of Directors believes stockholders should participate in the selection of the Company's independent public accountants. Accordingly, the stockholders will be asked at the meeting to ratify the Board's appointment of Richard A. Eisner & Company, LLP as the Company's independent public accountants for the fiscal year ending September 30, 2002. Representatives of Richard A. Eisner & Company, LLP will be present at the Meeting. They will have an opportunity to make a statement if they so desire and will be available to respond to appropriate questions of the stockholders.


         THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR THE RATIFICATION OF THE COMPANY'S AUDITORS DESCRIBED ABOVE IN PROPOSAL FIVE.


                              STOCKHOLDER PROPOSALS

         Any proposal intended to be presented by a stockholder at the next Annual Meeting of Stockholders must be received by the Company at the address specified below no later than the close of business on December 2, 2002 to be eligible for inclusion in the Company's Proxy Statement for next year's meeting. Any proposal should be addressed to Mitchell Herman, Secretary, Asta Funding, Inc. 210 Sylvan Avenue, Englewood Cliffs, New Jersey 07632 and should be sent by certified mail, return receipt requested.


                                  OTHER MATTERS

         The Board of Directors does not know of any matters, other than those referred to in the accompanying Notice of the Annual Meeting, to be presented at the Meeting for action by the stockholders. However, if any other matters are properly brought before the Meeting or any adjournments thereof, it is intended that votes will be cast with respect to such matters, pursuant to the proxies, in accordance with the best judgment of the person acting under the proxies.

         The Company will provide without charge to each person being solicited by this Proxy Statement, on the written request of any such person, a copy of the Annual Report of the Company on Form 10-KSB, as amended, for the fiscal year ended September 30, 2001 (as filed with the SEC) including the financial statements thereto. All such requests should be directed to Mitchell Herman, Secretary, Asta Funding, Inc., 210 Sylvan Avenue, Englewood Cliffs, New Jersey 07632.


                              By Order of the Board of Directors

                              /s/ Mitchell Herman

                              Mitchell Herman, Secretary


         A COPY OF THE COMPANY'S ANNUAL REPORT ON FORM 10-KSB AND 10-KSB/A FOR THE FISCAL YEAR ENDED SEPTEMBER 30, 2001 (EXCLUDING EXHIBITS) ACCOMPANIES THIS PROXY STATEMENT. THE ANNUAL REPORT IS NOT TO BE REGARDED AS PROXY SOLICITING MATERIAL OR AS A COMMUNICATION BY MEANS OF WHICH ANY SOLICITATION IS TO BE MADE.

                                                                      EXHIBIT A


                               ASTA FUNDING, INC.

                             2002 STOCK OPTION PLAN

1.       PURPOSE.

                  The purpose of this Plan is to strengthen Asta Funding, Inc., (the "Company") by providing an incentive to its employees, officers, directors, and consultants and thereby encouraging them to devote their abilities and industry to the success of the Company's business enterprise. It is intended that this purpose be achieved by extending to employees, officers, directors, and consultants of the Company and its Subsidiaries an added long-term incentive for high levels of performance and unusual efforts through the grant of Incentive Stock Options and Nonqualified Stock Options, as such terms are defined herein.

2.       DEFINITIONS.

                  For purposes of the Plan:

         2.1 "Affiliate" means any entity that directly or indirectly controls, is controlled by, or is under common control with the Company or any corporation or other entity acquiring, directly or indirectly, all or substantially all of the assets and business of the Company, whether by operation of law or otherwise.

         2.2 "Option Agreement" means the written agreement between the Company and an Optionee evidencing the grant of an Option and setting forth the terms and conditions thereof.

         2.3 "Board" means the Board of Directors of the Company.

         2.4 "Cause" means, unless otherwise designated by the Plan Committee and set forth in the Option Agreement evidencing the grant of an award or
Option: (i) intentional failure to perform reasonably assigned duties to the Company or any of its Subsidiaries; (ii) dishonesty or willful misconduct in the performance of such duties; (iii) involvement in a transaction in connection with the performance of such duties, which transaction is engaged in for personal profit and is adverse to the interests of the Company or any of its Subsidiaries; or (iv) willful violation of any law, rule or regulation in connection with the performance of such duties (other than traffic violations or similar offenses).

         2.5 "Change in Capitalization" means any increase or reduction in the number of Shares, or any change (including, but not limited to, a change in value) in the Shares or exchange of Shares for a different number or kind of shares or other securities of the Company, by reason of a reclassification, recapitalization, merger, consolidation, reorganization, spin-off, split-up, issuance of warrants or rights or debentures, stock dividend, stock split or reverse stock split, cash dividend, property dividend, combination or exchange of Shares, repurchase of Shares, change in corporate structure, or otherwise.

         2.6 A "Change in Control" means the occurrence during the term of the Plan of:

         (a) an acquisition (other than directly from the Company) of any voting securities of the Company (the "Voting Securities") by any "Person" (as the term "Person" is used for purposes of Section 13(d) or 14(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act")), immediately after which such Person has "Beneficial Ownership" (within the meaning of Rule 13d-3 promulgated under the Exchange Act) of fifty percent (50%) or more of the then-outstanding Shares or the combined voting power of the Company's then-outstanding Voting Securities; provided, however, that in determining whether a Change in Control has occurred, Shares or Voting Securities acquired in a "Non-Control Acquisition" (as hereinafter defined) shall not constitute an acquisition that would cause a Change in Control. A "Non-Control Acquisition" shall mean an acquisition by (i) an employee benefit plan (or a trust forming a part thereof) maintained by (A) the Company or
         (B) any corporation or other Person if the Company controls such Person's voting power by owning, directly or indirectly, the majority of its voting equity securities or equity interest (for purposes of this definition, a "Subsidiary"); (ii) the Company or its Subsidiaries; or (iii) any Person in connection with a "Non-Control Transaction" (as hereinafter defined);

         (b) the individuals who, as of the date of adoption of this Plan by the shareholders of the Company, are members of the Board (the "Incumbent Board"), cease for any reason to constitute a majority of the members of the Board; provided, however, that if the election, or nomination for election by the Company's common stockholders, of any new director was approved by a vote of at least two-thirds of the Incumbent Board, such new director shall, for purposes of this Plan, be considered a member of the Incumbent Board; provided further, however, that no individual shall be considered a member of the Incumbent Board if such individual initially assumed office as a result of either an actual or threatened "Election Contest" (as described in Rule 14a-11 promulgated under the Exchange Act) or other actual or threatened solicitation of proxies or consents by or on behalf of a Person other than the Board (a "Proxy Contest"), including by reason of any agreement intended to avoid or to settle any Election Contest or Proxy Contest; or

         (c) The consummation of:

             (i) a merger, consolidation or reorganization with or into the Company or in which securities of the Company are issued, unless such merger, consolidation, or reorganization is a "Non-Control Transaction." A "Non-Control Transaction" shall mean a merger, consolidation, or reorganization with or into the Company or in which securities of the Company are issued where:

                 (A) the stockholders of the Company, immediately before such merger, consolidation or reorganization, own directly or indirectly immediately following such merger, consolidation or reorganization, at least fifty percent (50%) of the combined voting power of the outstanding voting securities of the corporation resulting from such merger or consolidation or reorganization (the "Surviving Corporation") in substantially the same proportion as their ownership of the Voting Securities immediately before such merger, consolidation or reorganization,

                 (B) the individuals who were members of the Incumbent Board immediately prior to the execution of the agreement providing for such merger, consolidation or reorganization constitute at least two-thirds of the members of the board of directors of the Surviving Corporation, or a corporation beneficially directly or indirectly owning a majority of the Voting Securities of the Surviving Corporation, and

                 (C) no Person other than (I) the Company, (II) any Subsidiary,
                 (III) any employee benefit plan (or any trust forming a part thereof) that, immediately prior to such merger, consolidation or reorganization, was maintained by the Company or any Subsidiary, or (IV) any Person who, immediately prior to such merger, consolidation or reorganization had Beneficial Ownership of fifty percent (50%) or more of the then-outstanding Voting Securities or Shares, has Beneficial Ownership of fifty percent (50%) or more of the combined voting power of the Surviving Corporation's then-outstanding voting securities or its common stock;

             (ii) A complete liquidation or dissolution of the Company; or

             (iii) The sale or other disposition of all or substantially all of the assets of the Company to any Person (other than a transfer to a Subsidiary).

         Notwithstanding the foregoing, a Change in Control shall not be deemed to occur solely because any Person (the "Subject Person") acquired Beneficial Ownership of more than the permitted amount of the then-outstanding Shares or Voting Securities as a result of the acquisition of Shares or Voting Securities by the Company which, by reducing the number of Shares or Voting Securities then outstanding, increases the proportional number of shares Beneficially Owned by the Subject Persons, provided that if a Change in Control would occur (but for the operation of this sentence) as a result of the acquisition of Shares or Voting Securities by the Company, and after such share acquisition by the Company, the Subject Person becomes the Beneficial Owner of any additional Shares or Voting Securities which increases the percentage of the then-outstanding Shares or Voting Securities Beneficially Owned by the Subject Person, then a Change in Control shall occur.

         If an Eligible Individual's employment is terminated by the Company without Cause prior to the date of a Change in Control but the Eligible Individual reasonably demonstrates that the termination (A) was at the request of a third party who has indicated an intention or taken steps reasonably calculated to effect a change in control or (B) otherwise arose in connection with, or in anticipation of, a Change in Control which has been threatened or proposed, such termination shall be deemed to have occurred after a Change in Control for purposes of this Plan provided a Change in Control shall actually have occurred.

         2.7 "Code" means the Internal Revenue Code of 1986, as amended.

         2.8 "Company" means Asta Funding, Inc. and any successor corporation within the meaning of Code ss. 424(a) which issues or assumes a stock option in a transaction to which Code ss. 424(a) applies.

         2.9 "Disability" means:

             (a) in the case of an Optionee whose employment with the Company or a Subsidiary is subject to the terms of an employment agreement between such Optionee and the Company or Subsidiary, which employment agreement includes a definition of "Disability", the term "Disability" as used in this Plan or any Option Agreement shall have the meaning set forth in such employment agreement during the period that such employment agreement remains in effect; and

             (b) in all other cases, the term "Disability" as used in this Plan or any Option Agreement shall mean a physical or mental infirmity that impairs substantially the Optionee's ability to perform his or her duties for a period of one hundred eighty (180) consecutive days.

         2.10 "Eligible Individual" means any officer, employee, or director of the Company or any consultant or advisor to the Company who has been designated by the Plan Committee as eligible to receive Options, subject to the conditions set forth herein. "Eligible Individual" also shall include any person who has agreed to become an officer, employee, director, consultant, or advisor; provided, however, that any Option shall terminate immediately and be forfeited if the Plan Committee determines, in its sole discretion, that such person will not become an officer, employee, director, consultant, or advisor.

         2.11 "Exchange Act" means the Securities Exchange Act of 1934, as amended.

         2.12 "Fair Market Value" on any date means the closing sales prices of the Shares on such date on the principal national securities exchange on which the Shares are listed or admitted to trading, or, if the Shares are not so listed or admitted to trading, the average of the per Share closing bid price and per Share closing asked price on such date as quoted on the National Association of Securities Dealers Automated Quotation System or such other market in which such prices are regularly quoted, or, if there have been no published bid or asked quotations with respect to Shares on such date, the Fair Market Value shall be the value established by the Board in good faith and, in the case of an Incentive Stock Option, in accordance with Code ss. 422.

         2.13 "Incentive Stock Option" means an Option satisfying the requirements of Code ss. 422 and designated by the Plan Committee as an Incentive Stock Option.

         2.14 "Mature Shares" means Shares that have been held by the Optionee for more than six months.

         2.15 "Nonemployee Director" means a director of the Company who is a "nonemployee director" within the meaning of Rule 16b-3 promulgated under the Exchange Act.

         2.16 "Nonqualified Stock Option" means an Option that is not an Incentive Stock Option.

         2.17 "Option" means a Nonqualified Stock Option, an Incentive Stock Option, or either of them.

         2.18 "Optionee" means a person to whom an Option has been granted under the Plan.

         2.19 "Outside Director" means a director of the Company who is an "outside director" within the meaning of Code ss. 162(m) and the regulations promulgated thereunder.

         2.20 "Parent" means any corporation that is a parent corporation (within the meaning of Code ss. 424(e)) with respect to the Company.

         2.21 "Plan" means the Asta Funding Inc. 2002 Stock Option Plan, as amended and restated from time to time.

         2.22 "Plan Committee" means a committee, as described in Section 3.1, appointed by the Board of Directors to administer the Plan and to perform the functions set forth herein. If at any time there is no Plan Committee, the Plan Committee's functions shall be performed by the Board.

         2.23 "Securities Act" means the Securities Act of 1933, as amended.

         2.24 "Shares" means the common stock, par value $0.01 per share, of the Company.

         2.25 "Subsidiary" means any corporation that is a subsidiary corporation (within the meaning of Code ss. 424(f)) with respect to the Company.

         2.26 "10-Percent Shareholder" means an Eligible Individual, who, at the time an Incentive Stock Option is to be granted to him or her, owns (within the meaning of Code ss. 422(b)(6)) stock possessing more than ten percent (10%) of the total combined voting power of all classes of stock of the Company, or of a Parent or a Subsidiary.

3.       ADMINISTRATION.

         3.1 The Plan shall be administered by the Plan Committee, which shall hold meetings at such times as may be necessary for the proper administration of the Plan. The Plan Committee shall keep minutes of its meetings. A quorum shall consist of not fewer than two members of the Plan Committee and a majority of a quorum may authorize any action. Any decision or determination reduced to writing and signed by a majority of all of the members of the Plan Committee shall be as fully effective as if made by a majority vote at a meeting duly called and held. The Plan Committee shall consist of at least two (2) directors of the Company and may consist of the entire Board; provided, however, that (A) if the Plan Committee consists of less than the entire Board, each member shall be a Nonemployee Director; and (B) to the extent necessary for any Option or Award intended to qualify as performance-based compensation under Code ss. 162(m) to so qualify, each member of the Plan Committee, whether or not it consists of the entire Board, shall be an Outside Director. No member of the Plan Committee shall be liable for any action, failure to act, determination or interpretation made in good faith with respect to this Plan or any transaction hereunder, except for liability arising from his or her own willful misfeasance, gross negligence, or reckless disregard of his or her duties. The Company hereby agrees to indemnify each member of the Plan Committee for all costs and expenses and, to the extent permitted by applicable law, any liability incurred in connection with defending against, responding to, negotiating for the settlement of, or otherwise dealing with any claim, cause of action or dispute of any kind arising in connection with any actions in administering this Plan or in authorizing or denying authorization to any transaction hereunder.

         3.2 Subject to the express terms and conditions set forth herein, the Plan Committee shall have the power from time to time to:

             (a) determine those Eligible Individuals to whom Options shall be granted under the Plan and the number of such Options to be granted and to prescribe the terms and conditions (which need not be identical) of each such Option, including the purchase price per Share subject to each Option, and make any amendment or modification to any Option Agreement consistent with the terms of the Plan;

             (b) to construe and interpret the Plan and the Options granted hereunder and to establish, amend and revoke rules and regulations for the administration of the Plan, including, but not limited to, correcting any defect or supplying any omission, or reconciling any inconsistency in the Plan or in any Option Agreement, in the manner and to the extent it shall deem necessary or advisable so that the Plan complies with applicable law including Rule 16b-3 under the Exchange Act and the Code to the extent applicable, and otherwise to make the Plan fully effective. All decisions and determinations by the Plan Committee in the exercise of this power shall be final, binding and conclusive upon the Company, its Subsidiaries, the Optionees, and all other persons having any interest therein;

             (c) to determine the duration and purposes for leaves of absence which may be granted to an Optionee on an individual basis without constituting a termination of employment or service for purposes of the Plan;

             (d) to exercise its discretion with respect to the powers and rights granted to it as set forth in the Plan; and

             (e) generally, to exercise such powers and to perform such acts as are deemed necessary or advisable to promote the best interests of the Company with respect to the Plan.

4.       STOCK SUBJECT TO THE PLAN.

         4.1 The maximum number of Shares that may be made the subject of Options granted under the Plan is five hundred thousand (500,000) shares. The maximum number of Shares with respect to which an Eligible Individual may be granted Options during any fiscal year of the Plan is seventy-five thousand (75,000) shares, and the maximum dollar amount that any Eligible Individual may receive during the term of the Plan in respect of Options denominated in dollars is $1,000,000. Upon a Change in Capitalization, the maximum number of Shares referred to in the first two sentences of this Section 4.1 shall be adjusted in number and kind pursuant to Section 10. The Company shall reserve for the purposes of the Plan, out of its authorized but unissued Shares or out of Shares held in the Company's treasury, or partly out of each, such number of Shares as shall be determined by the Board.

         4.2 Upon the granting of an Option, the number of Shares available under Section 4.1 for the granting of further Options shall be reduced as follows: In connection with the granting of an Option, the number of Shares shall be reduced by the number of Shares in respect of which the Option or Award is granted or denominated.

         4.3 Whenever any outstanding Option or Award or portion thereof expires, is canceled or is otherwise terminated for any reason without having been exercised or payment having been made in respect of the entire Option or Award, the Shares allocable to the expired, canceled or otherwise terminated portion of the Option or Award may again be the subject of Options or Awards granted hereunder.

         4.4 Unless otherwise stated in the applicable Option Agreement, whenever any portion of the purchase price of an Option is paid in previously owned Shares, the Optionee shall be granted a new Option covering the same number of Shares used to pay such portion of the purchase price. Such new Option shall have a per share purchase price equal to the Fair Market Value of a Share on the date of exercise of the first Option, shall be exercisable six months after the date of grant of the new Option, and shall terminate on the same date as the first Option.

5.       OPTION GRANTS FOR ELIGIBLE INDIVIDUALS.

         5.1 Authority of Plan Committee. Subject to the provisions of the Plan, the Plan Committee shall have full and final authority to select those Eligible Individuals who will receive Options, and the terms and conditions of the grant to such Eligible Individuals shall be set forth in an Option Agreement; provided, however, that no person shall receive any Incentive Stock Option unless he or she is an employee of the Company, a Parent, or a Subsidiary at the time the Incentive Stock Option is granted.

         5.2 Purchase Price. The purchase price or the manner in which the purchase price is to be determined for Shares under each Option shall be determined by the Plan Committee and set forth in the Option Agreement; provided, however, that the purchase price per Share under each Incentive Stock Option shall not be less than 100% of the Fair Market Value of a Share on the date the Option is granted (110% in the case of an Incentive Stock Option granted to a 10-Percent Shareholder).

         5.3 Maximum Duration. Options granted hereunder shall be for such term as the Plan Committee shall determine; provided that an Incentive Stock Option shall not be exercisable after the expiration of ten (10) years from the date it is granted (five (5) years in the case of an Incentive Stock Option granted to a 10-Percent Shareholder), and a Nonqualified Stock Option shall not be exercisable after the expiration of ten (10) years from the date it is granted. The Plan Committee may, subsequent to the granting of any Option, extend the term thereof, but in no event shall the term as so extended exceed the maximum term provided for in the preceding sentence.

         5.4 Vesting. Unless otherwise designated by the Plan Committee and set forth in the Option Agreement evidencing the grant of an Option, or unless accelerated pursuant to Section 6.4, Options shall become fully vested and exercisable with respect to 33.3% of the Shares subject thereto on the first, second and third anniversaries of the date of grant; provided, however, that the Optionee must be employed by, or otherwise in the service of, the Company or an Affiliate on such anniversary date for the vesting to take place. The Plan Committee may accelerate the exercisability of any Option or portion thereof at any time.

         5.5 Modification. No modification of an Option shall alter adversely or impair any rights or obligations under the Option without the Optionee's consent.

6.       TERMS AND CONDITIONS APPLICABLE TO ALL OPTIONS.

         6.1 Non-Transferability. Unless set forth in the Option Agreement evidencing an Incentive Stock Option at the time of grant or at any time thereafter, an Option granted hereunder shall not be transferable by the Optionee to whom granted except by will or the laws of descent and distribution or pursuant to a domestic relations order (within the meaning of Rule 16a-12 promulgated under the Exchange Act), and an Option may be exercised during the lifetime of such Optionee only by the Optionee or his or her guardian or legal representative. The terms of such Option shall be final, binding, and conclusive upon the beneficiaries, executors, administrators, heirs and successors of the Optionee.

         6.2 Method of Exercise.

             (a) The exercise of an Option shall be made only by a written notice delivered in person or by mail to the Secretary of the Company at the Company's principal executive office, specifying the number of Shares to be purchased and accompanied by payment therefor and otherwise in accordance with the Option Agreement pursuant to which the Option was granted.

             (b) The purchase price for any Shares purchased pursuant to the exercise of an Option shall be paid, as determined by the Plan Committee in its discretion, in either of the following forms (or any combination thereof): (i) cash or (ii) the transfer of Mature Shares to the Company upon such terms and conditions as determined by the Plan Committee. In addition, Options may be exercised through a registered broker-dealer pursuant to such cashless exercise procedures (other than Share withholding) that are, from time to time, deemed acceptable by the Plan Committee. Any Mature Shares transferred to the Company as payment of the purchase price under an Option shall be valued at their Fair Market Value on the day preceding the date of exercise of such Option.

             (c) When the Optionee delivers the Option Agreement evidencing the Option to the Secretary of the Company, the Secretary shall endorse thereon a notation of such exercise and return the Option Agreement to the Optionee. No fractional Shares (or cash in lieu thereof) shall be issued upon exercise of an Option, and the number of Shares that may be purchased upon exercise shall be rounded to the nearest number of whole Shares.

         6.3 Rights of Optionees. Optionee shall not be deemed for any purpose to be the owner of any Shares subject to any Option unless and until (i) the Option shall have been exercised pursuant to the terms thereof; (ii) the Company shall have issued and delivered Shares to the Optionee; and (iii) the Optionee's name shall have been entered as a stockholder of record on the books of the Company. Thereupon, the Optionee shall have full voting, dividend, and other ownership rights with respect to such Shares, subject to such terms and conditions as may be set forth in the applicable Option Agreement.

         6.4 Effect of Change in Control. In the event of a Change in Control, then each outstanding Option shall (a) be deemed to be fully vested and exercisable immediately prior to the effective time of the Change in Control (including Shares that would not be vested or exercisable otherwise); and (b) be assumed or an equivalent option or right substituted by the successor corporation or a Parent or Subsidiary of the successor corporation. For the purposes of this paragraph, an outstanding Option shall be considered assumed if, following the consummation of the Change in Control, the Option confers the right to purchase or receive, for each Share subject to the Option immediately prior to the consummation of the Change in Control, the consideration (whether stock, cash, or other securities or property) received in the Change in Control by holders of Common Stock for each Share held on the effective date of the transaction (and if holders were offered a choice of consideration, the type chosen by the holders of a majority of the outstanding Shares); provided, however, that if such consideration received in the Change in Control is not solely common stock of the successor corporation or its Parent, the Administrator may, with the consent of the successor corporation, provide for the consideration to be received upon the exercise of the Option, for each Share of Optioned Stock subject to the Option, to be solely common stock of the successor corporation or its Parent or Subsidiary equal in fair market value to the per share consideration received by holders of Common Stock in the Change in Control.

7.       EFFECT OF A TERMINATION OF EMPLOYMENT.

         The Option Agreement evidencing the grant of each Option may set forth the terms and conditions applicable to such Option upon a termination or change in the status of the employment of the Optionee by the Company or a Subsidiary (including a termination or change by reason of the sale of the Subsidiary), which shall be as the Plan Committee may, in its discretion, determine at the time the Option is granted or thereafter. In the absence of such provisions in an Option Agreement and unless specifically set forth in an Option Agreement to the contrary, the following rules shall apply:

         7.1 In the event that an Optionee's employment or service with the Company is terminated for Cause, any and all Options granted to the Optionee hereunder that have not been exercised or paid as of the date of such Optionee's termination of employment shall immediately terminate, lapse, or be forfeited.

         7.2 In the event that an Optionee's employment or service with the Company terminates due to death or Disability, all Options owned by such Optionee may be exercised, to the extent exercisable on the date of termination of employment, at any time within one year after such date of termination (at the end of which period, all such Options shall lapse), by such decedent's executors or personal administrators or by such disabled Optionee.

         7.3 In the event that an Optionee's employment or service with the Company terminates for any reason other than those set forth in paragraphs 7.1 or 7.2 above, all Options held by such Optionee shall be exercisable, but only to the extent exercisable on the date of termination of employment, by such Optionee for a period of up to the earlier of (A) ninety (90) days after such termination of employment; and (B) the expiration date of such Options. At the end of such period, all such Options shall lapse.

8.       ADJUSTMENT UPON CHANGES IN CAPITALIZATION.

         8.1 In the event of a Change in Capitalization, the Plan Committee shall determine conclusively the appropriate adjustments, if any, to (a) the maximum number and class of Shares or other stock or securities with respect to which Options may be granted under the Plan; (b) the maximum number and class of Shares or other stock or securities with respect to which Options or Awards may be granted to any Eligible Individual during the term of the Plan; (c) the number and class of Shares or other stock or securities subject to outstanding Options or Awards granted under the Plan and the purchase price therefor, if applicable; and (d) the Performance Objectives.

         8.2 Any such adjustment in the Shares or other stock or securities subject to outstanding Incentive Stock Options (including any adjustments in the purchase price) shall be made in such a manner as shall not constitute a modification as defined by Code ss. 424(h)(3) and only to the extent otherwise permitted by Code ss.ss. 422 and 424.

         8.3 If, by reason of a Change in Capitalization, an Optionee shall be entitled to exercise an Option with respect to, new, additional, or different shares of stock or securities, such new, additional, or different shares shall thereupon be subject to all of the conditions, restrictions, and performance criteria that were applicable to the Shares subject to the Award or Option, as the case may be, prior to such Change in Capitalization.

9.       INTERPRETATION.

         9.1 The Plan is intended to comply with Rule 16b-3 promulgated under the Exchange Act, and the Plan Committee shall interpret and administer the provisions of the Plan or any Option Agreement in a manner consistent therewith. Any provisions inconsistent with such Rule shall be inoperative and shall not affect the validity of the Plan.

         9.2 Unless otherwise expressly stated in the relevant Option Agreement, each Option granted under the Plan is intended to be performance-based compensation within the meaning of Code ss. 162(m)(4)(C). The Plan Committee shall not be entitled to exercise any discretion otherwise authorized hereunder with respect to such Options or Awards if the ability to exercise such discretion or the exercise of such discretion itself would cause the compensation attributable to such Options or Awards to fail to qualify as performance-based compensation.

10.      TERMINATION AND AMENDMENT OF THE PLAN.

         The Plan shall terminate on the day preceding the tenth anniversary of the date of its adoption by the Board, and no Option may be granted thereafter. The Board may terminate the Plan sooner, and the Board may at any time and from time to time amend, modify, or suspend the Plan; provided, however, that:

         10.1 no such amendment, modification, suspension, or termination shall impair or adversely alter any Options theretofore granted under the Plan, except with the consent of the Optionee, nor shall any amendment, modification, suspension, or termination deprive any Optionee of any Shares that he or she may have acquired through or as a result of the Plan; and

         10.2 to the extent necessary under applicable law, no amendment shall be effective unless approved by the stockholders of the Company in accordance with applicable law.

11.      NON-EXCLUSIVITY OF THE PLAN.

         The adoption of the Plan by the Board shall not be construed as amending, modifying, or rescinding any previously approved incentive arrangement or as creating any limitations on the power of the Board to adopt such other incentive arrangements as it may deem desirable, including, without limitation, the granting of stock options otherwise than under the Plan, and such arrangements may be either applicable generally or only in specific cases.

12.      LIMITATION OF LIABILITY.

         As illustrative of the limitations of liability of the Company, but not intended to be exhaustive thereof, nothing in the Plan shall be construed to:

         12.1 give any person any right to be granted an Option or Award other than at the sole discretion of the Plan Committee;

         12.2 give any person any rights whatsoever with respect to Shares except as specifically provided in the Plan;

         12.3 limit in any way the right of the Company or any Subsidiary to terminate the employment of any person at any time; or

         12.4 be evidence of any agreement or understanding, expressed or implied, that the Company will employ any person at any particular rate of compensation or for any particular period of time.

13.      REGULATIONS AND OTHER APPROVALS; GOVERNING LAW.

         13.1 Governing Law. Except as to matters of federal law, the Plan and the rights of all persons claiming hereunder shall be construed and determined in accordance with the laws of the State of Delaware without giving effect to conflicts of laws principles thereof.

         13.2 Delivery of Shares. The obligation of the Company to sell or deliver Shares with respect to Options granted under the Plan shall be subject to all applicable laws, rules and regulations, including all applicable federal and state securities laws, and the obtaining of all such approvals by governmental agencies as may be deemed necessary or appropriate by the Plan Committee.

         13.3 Changes. The Board may make such changes as may be necessary or appropriate to comply with the rules and regulations of any government authority, or to obtain for Eligible Individuals granted Incentive Stock Options the tax benefits under the applicable provisions and regulations promulgated thereunder.

         13.4 Registration. Each Option and Award is subject to the requirement that, if at any time the Plan Committee determines, in its discretion, that the listing, registration, or qualification of Shares issuable pursuant to the Plan is required by any securities exchange or under any state or federal law, or the consent or approval of any governmental regulatory body is necessary or desirable as a condition of, or in connection with, the grant of an Option or Award or the issuance of Shares, no Options or Awards shall be granted or payment made or Shares issued, in whole or in part, unless listing, registration, qualification, consent or approval has been effected or obtained free of any conditions as acceptable to the Plan Committee.

         13.5 Regulatory Restrictions. Notwithstanding anything contained in the Plan or any Option Agreement to the contrary, in the event that the disposition of Shares acquired pursuant to the Plan is not covered by a then-current registration statement under the Securities Act, and is not otherwise exempt from such registration, such Shares shall be restricted against transfer to the extent required by the Securities Act and Rule 144 or other regulations thereunder. The Plan Committee may require any individual receiving Shares pursuant to an Option or Award granted under the Plan, as a condition precedent to receipt of such Shares, to represent and warrant to the Company in writing that the Shares acquired by such individual are acquired without a view to any distribution thereof and will not be sold or transferred other than pursuant to an effective registration thereof under said Act or pursuant to an exemption applicable under the Securities Act or the rules and regulations promulgated thereunder. The certificates evidencing any of such Shares shall be appropriately amended to reflect their status as restricted securities as aforesaid.

14.      MISCELLANEOUS.

         14.1 Multiple Option Agreements. The terms of each Option or Award shall be stated in an agreement between the Company and the Eligible Individual in a form approved by the Plan Committee. The Eligible Individual must execute and deliver the agreement to the Company as a condition to the effectiveness of the Option or Award. All such agreements may contain all terms and conditions as the Plan Committee considers advisable that are not inconsistent with the Plan, including, but not limited to, transfer restrictions, repurchase rights, rights of first refusal, non-compete, non-solicitation and confidentiality covenants, forfeiture provisions, representations and warranties of the Eligible Individual and provisions to ensure compliance with all applicable laws, regulations and rules. The terms of each Option or Award may differ from other Options or Awards granted under the Plan at the same time, or at some other time. The Plan Committee may also grant more than one Option or Award to a given Eligible Individual during the term of the Plan, either in addition to, or in substitution for, one or more Options or Awards previously granted to that Eligible Individual.

         14.2 Withholding of Taxes.

             (a) At such times as an Optionee recognizes taxable income in connection with the receipt of Shares or cash hereunder (a "Taxable Event"), the Optionee shall pay to the Company an amount equal to the federal, state, and local income taxes and other amounts as may be required by law to be withheld by the Company in connection with the Taxable Event (the "Withholding Taxes") prior to the issuance, or release from escrow, of such Shares or the payment of such cash. The Company shall have the right to deduct from any payment of cash to an Optionee an amount equal to the Withholding Taxes in satisfaction of the obligation to pay Withholding Taxes. In satisfaction of the obligation to pay Withholding Taxes to the Company, the Optionee may make a written election (the "Tax Election"), which may be accepted or rejected in the discretion of the Plan Committee, to have withheld a portion of the Shares then issuable to him or her having an aggregate Fair Market Value equal to the Withholding Taxes.

             (b) If an Optionee makes a disposition, within the meaning of Code ss. 424(c) and regulations promulgated thereunder, of any Share or Shares issued to such Optionee pursuant to the exercise of an Incentive Stock Option within the two-year period commencing on the day after the date of the grant or within the one-year period commencing on the day after the date of transfer of such Share or Shares to the Optionee pursuant to such exercise, the Optionee shall, within ten (10) days of such disposition, notify the Company thereof, by delivery of written notice to the Company at its principal executive office.

         14.3 Effective Date. The effective date of this Plan shall be as determined by the Board, subject only to approval, pursuant to Code ss. 422(b)(2), by the affirmative vote of a majority of the Company's stockholders present or represented at a meeting of stockholders duly held in accordance with the applicable laws of the State of Delaware within twelve (12) months of the adoption of the Plan by the Board, and entitled to vote at such meeting.

                                      PROXY

                               ASTA FUNDING, INC.
               THIS PROXY IS SOLICITED BY THE BOARD OF DIRECTORS
        FOR THE ANNUAL MEETING OF STOCKHOLDERS TO BE HELD ON MAY 1, 2002

         The undersigned hereby appoints Gary Stern and Mitchell Herman, and each of them, attorneys and proxies with power of substitution, to vote for and on behalf of the undersigned at the Asta Funding, Inc. (the "Company") Annual Meeting of Stockholders to be held on May 1, 2002 and at any adjournments or postponements thereof (the "Meeting"), upon the following matters and upon any other business that may properly come before the Meeting, as set forth in the related Notice of Meeting and Proxy Statement, both of which have been received by the undersigned.

         This proxy, when properly executed, will be voted in the manner directed by the undersigned stockholder. If this proxy is executed but no direction is made, this proxy will be voted FOR the board's nominees for director, FOR the amendment to the Company's Certificate of Incorporation to increase the aggregate number of authorized shares of Common Stock, FOR the amendment to the Company's Certificate of Incorporation to create a new class of "blank check" preferred stock, FOR the approval of the Company's 2002 Stock Option Plan and FOR the ratification of the Company's independent public accountants.


1.  ELECTION OF DIRECTORS:     [ ]  FOR all of the nominees listed below         [ ]  WITHHOLD AUTHORITY
                                    (except as indicated to the contrary below)       to vote for election of directors

The nominees are: Gary Stern, Mitchell Herman, Arthur Stern, Martin Fife, Herman Badillo, Edward Celano, General Buster Glosson and Harvey Leibowitz.

(Instruction: To withhold authority to vote for any individual nominee, write that nominee's name in the space provided below.)

--------------------------------------------------------------------------------


2. Proposal to amend the Company's Certificate of Incorporation to increase the aggregate number of authorized shares of Common Stock from 10,000,000 shares to 30,000,000 shares.

       [ ]  FOR                   [ ]   AGAINST           [ ]  ABSTAIN


3. Proposal to amend the Company's Certificate of Incorporation to create a new class of "blank check" preferred stock, $.01 par value per share, consisting of 5,000,000 shares.

       [ ]  FOR                   [ ]   AGAINST           [ ]  ABSTAIN


4. Proposal to approve the Company's 2002 Stock Option Plan.

       [ ]  FOR                   [ ]   AGAINST           [ ]  ABSTAIN


5. Proposal to ratify the appointment of Richard A. Eisner & Company, LLP as the Company's independent auditors for the fiscal year ending September 30, 2002.

       [ ]  FOR                   [ ]   AGAINST           [ ]  ABSTAIN

------------------------------------------------------------------------------

(CONTINUED, AND TO BE DATED AND SIGNED, ON THE OTHER SIDE)

In their discretion, the above named proxies are authorized to vote upon such other business as may properly come before the meeting or any adjournment thereof and upon matters incident to the conduct of the meeting.

This proxy will be voted as directed. If not otherwise specified, this proxy will be voted FOR the election of the director nominees named in Item 1, or if any one or more of the nominees becomes unavailable, FOR another nominee or other nominees to be selected by the Board of Directors, FOR the proposal to amend the Company's Certificate of Incorporation described in Item 2, FOR the proposal to amend the Company's Certificate of Incorporation described in Item 3, FOR the proposal to approve the Company's 2002 Stock Option Plan set forth in
Item 4 and FOR the proposal as set forth in Item 5.


                Dated:  ______________________________________, 2002

                ____________________________________________________

                ____________________________________________________
                (Signature of Stockholder(s))

                Please sign this proxy and return it promptly whether or not you expect to attend this Meeting. You may nevertheless vote in person if you attend.

                Please sign name exactly as it appears hereon. For an account in the name of two or more persons, each should sign, or if one signs, he or she should attach evidence of authority.

                When signing as an attorney, executor, administrator, trustee or guardian, please give full title.
                PLEASE MARK, SIGN, DATE AND RETURN IMMEDIATELY USING THE ENCLOSED ENVELOPE.


                                      -2-